Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated March 6, 2009, with respect to the consolidated financial statements and schedule of Endocare, Inc., in the Current Report on Form 8-K / A of HealthTronics, Inc. dated October 9, 2009.

We further consent to the incorporation by reference in the following Registration Statements of HealthTronics, Inc.:

1.	Registration Statement (Form S-8 No. 333-31820) pertaining to the HealthTronics, Inc. stock option plan;
2.	Registration Statement (Form S-8 No. 333-43412) pertaining to the HealthTronics Surgical Services, Inc. 2000 stock option plan;
3.	Registration Statement (Form S-8 No. 333-68292) pertaining to the HealthTronics Surgical Services, Inc. 2001 stock option plan;
4.	Registration Statement (Form S-8 No. 333-104403) pertaining to the HealthTronics Surgical Services, Inc. 2002 stock option plan;
5.	Registration Statement (Form S-8 No. 333-120430) pertaining to the Prime Medical Services, Inc. 2003 stock option plan and 1993 stock option plan;
6.	Registration Statement (Form S-8 No. 333-126301) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;
7.	Registration Statement (Form S-8 No. 333-135100) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;
8.	Registration Statement (Form S-8 No. 333-151497) pertaining to the HealthTronics, Inc. 2004 equity incentive plan;
9.	Registration Statement (Form S-3 No. 333-106867) of HealthTronics, Inc.; and
10.	Registration Statement (Form S-3 No. 333-114221) of HealthTronics, Inc.

of our report dated March 6, 2009, with respect to the consolidated financial statements and schedule of Endocare, Inc., included in its Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Los Angeles, California October 9, 2009	By: /s/ Ernst and Young LLP